November 5, 2020 Conduent Q3 2020 Earnings Results

Cautionary Statements Forward-Looking Statements This document contains “forward-looking statements”, as defined in the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “will,” "aim," “should,” “could”, “may,” “continue to,” “if,” “growing,” “projected,” “potential,” “likely,” and similar expressions, as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, statements regarding our financial results, condition and outlook; changes in our operating results; general market and economic conditions; our transformation progress continuing; expectations that we are on track to deliver at or above the top end of our updated full year targets and to exceed the high end of the previous cost savings target range of $140 million; our belief that Conduent is on the right track and making progress on our transformation initiative; our focus on "Growth," "Quality," and "Efficiency" projects as key pillars of our strategic transformation program, which is expected to result in improved client service delivery, client retention and enhanced Service Level Agreement (SLA) performance; and our projected financial performance for the full year 2020 and the strength of our position for the remainder of the year. In addition, all statements regarding the anticipated effects of the novel coronavirus ("COVID-19") pandemic and the responses thereto, including the pandemic’s impact on general economic and market conditions, as well as on our business, customers, and markets, results of operations and financial condition and anticipated actions to be taken by management to sustain our business during the economic uncertainty caused by the pandemic and related governmental and business actions, as well as other statements that are not strictly historical in nature, are forward looking. These statements reflect management's current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. These forward-looking statements are also subject to the significant continuing impact of the COVID-19 pandemic on our business, operations, financial results and financial condition, which is dependent on developments which are highly uncertain and cannot be predicted. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: the impact of the ongoing COVID-19 pandemic; government appropriations and termination rights contained in our government contracts; risk and impact of potential goodwill and other asset impairments; our ability to renew commercial and government contracts, including contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; risk and impact of geographical events, natural disasters and other factors (such as pandemics, including COVID-19) in a particular country or region on our workforce, customers, vendors, partners and the global economy; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our continuing emphasis on and shift toward technology-led digital transactions; customer decision-making cycles and lead time for customer commitments; our ability to collect our receivables, including those for unbilled services; a decline in revenues from, or a loss of, or a reduction in business from, or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to modernize our information technology infrastructure and consolidate data centers; our ability to comply with data security standards; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; the outcome of litigation to which we are a party from time to time; changes in the volatility of our stock price and the risk of litigation following a decline in the price of our stock; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our Annual Reports on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this presentation speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise. 2

Cautionary Statements Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. 3

"We benchmarked the performance of "Thank you for your firm and precise Conduent versus competitors comparing message. We MUST all do our part to core KPIs and Conduent was the get through this. Your leadership and convincing winner. Apart from the fact your caring is appreciated, truly. I am that Conduent scored highest on almost proud to work for a company where I all KPIs, the cooperation and flexibility feel our CEO and management truly within the departments is also cares about not only our company but acknowledged. We are convinced that our employees. Thank you. Stay safe!" we have made the right decision to -Associate, Operations, Jamaica move to a single vendor relationship with Conduent, and look forward for a "I am very proud of my team, very proud further sustainable and successful to be part of Conduent and extremely cooperation.” proud to represent Guatemala in this -Large International TV and customer service week!" Broadband Internet company "SUPER happy with Conduent and will -Associate, CXM, Guatemala look to find ways to grow more with CNDT. We appreciate that our "Our culture of team work and interactions are crisp and to the point… "We keep throwing these things at you and you keep hitting them out of the collaboration is truer at Conduent than AND that CNDT gets it!". ever before. I'm proud of the shift the -Large Tech client park, and I need you to keep doing that." -Large Hospitality client company has made. Customers can feel that difference." -Associate, HRLS, United States 4

Q3 2020 Highlights • Q3 Revenue and Adj. EBITDA above expectations ◦ Revenue of $1,041M; down (5.2)% Y/Y (1) Business ◦ Adj. EBITDA of $141M, up 11.0% Y/Y (1) Update ◦ Adj. EBITDA margin of 13.5%, up 190 bps Y/Y • $468M in TCV new business signings in Q3 2020; 2x Q3 2019 signings ◦ Annual Recurring Revenue signings of $96M; up 35% Y/Y • Expect to exceed high end of previous range ($120-$140M) of cost savings for FY 2020 • Improving associate satisfaction — engagement up 8% compared to last survey Operational in 2018 Summary • Operational and technology platform performance resulted in improved stability • With 75% of associates working from home, continue to largely meet client performance expectations (1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted EBITDA/Margin. 5

Strong Sales Quarter New Business TCV Signings (incl ARR + NRR) Renewal Signings $2,000M $3,000M $1,415M $2,172M $2,000M $1,724M $1,000M $787M $468M $745M $234M $1,000M $512M $—M $—M Q3 YTD Q3 YTD 2019 2020 2019 2020 New Business (ARR) Select Wins $400M COMMERCIAL $258M New capability with global aircraft and defense manufacturer, $207M providing learning services $200M GOVERNMENT $71M $96M New logo with Kansas Department of Health and Environment, $—M providing Family Medicaid & CHIP eligibility and administrative services Q3 YTD TRANSPORTATION 2019 2020 New capability with City of Memphis, providing payment services where we already provide Curbside Management and Public Safety Solutions 6

Positioning Conduent for the Future Driving Growth, Quality, and Efficiency through transformation Enabling Client Success • Improving quality of service delivery to clients • Expanding enterprise account team to enhance relationships and service • Standardizing governance and processes for client implementations / contract ramp, account management, and incident response Talent Focus • Continuing to augment existing team with senior level talent that has domain and operations expertise to drive our strategy around growth, quality, and efficiency • Increasing employee engagement and transforming corporate culture Improving Operating Model • Enhancing shared services model for operations and service delivery • Organizational realignment to drive customer engagement and efficiencies Investing in Technology • Continue investment into data center consolidation and infrastructure modernization • Uptime improvements continued vs 2019 Cost Savings / Efficiencies • Expect to exceed high end of previous cost savings program range • Focusing on expense management and cost actions • New overhead allocations allows for increased visibility on segment performance 7

Financials 8

COVID-19 Top-Line Impact Overview

CONDUENT

Q3 2020 COVID-19 Consolidated Revenue Impact

Total Company

(5.2)% Y/Y as reported
(5.5)% Y/Y ex COVID-19

~$3M

Q3 2020 COVID-19 Revenue Segment Impact

Commercial	Government	Transportation
~$(48)M	~+$68M	~$(17)M

YTD COVID-19 Consolidated Revenue Impact

Total Company

(6.7)% Y/Y as reported(1)
(5.3)% Y/Y ex COVID-19

~$(46)M

YTD COVID-19 Revenue Segment Impact

Commercial	Government	Transportation
~$(99)M	~+$114M	~$(61)M

(1) Refer to Appendix for complete Non-GAAP revenue. This reported number was adjusted to exclude divestitures in 2019.

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Q3 2020 P&L Metrics Revenue Adj. Operating Income(1) $1,500M $100M (5.2)% Y/Y 22.0% Y/Y $88M (5.4)% in CC $1,098M $1,041M $72M $1,000M $50M $500M $—M $—M Q3 '19 Q3 '20 Q3 '19 Q3 '20 GAAP: $(14)M $(13)M Adj. EBITDA(1) • Revenue: ◦ Decline driven by prior year lost business, partially offset $150M $141M by new business ramp $127M 11.0% Y/Y ◦ ~(5.5)% BAU decline Y/Y when excluding ~$3M COVID-19 impact $100M • Adj. Operating Income(1) and Adj. EBITDA(1): ◦ Increase driven by cost savings program and higher $50M Government revenue ◦ Performance includes positive temporary cost savings of ~$14M taken largely as a result of COVID-19. $—M • Adj. EBITDA Margin(1): Q3 '19 Q3 '20 ◦ 13.5%, up 190 bps Y/Y (1) Refer to Appendix for complete Non-GAAP reconciliations of adjusted operating income and adjusted EBITDA/margin. 10

Q3 2020 P&L by Segment

CONDUENT

Revenue


Transportation, $175M
(12.9)% Y/Y
Commercial Industries, $518M
(10.4)% Y/Y
Government Services, $348M
9.1% Y/Y

- **Commercial:** declines driven by COVID-19 related volume declines and interest rate impact, and prior year lost business
- **Government:** growth driven by increase in COVID-19 related volumes and new business, partially offset by CA Medicaid loss
- **Transportation:** declines driven by COVID-19 related volume pressure and lower international transit equipment installations vs Q3 2019

Adj. EBITDA[1] Contributions


(36)% Y/Y
$56M
66% Y/Y
$128M
3% Y/Y
$35M
$(78)M
$141M
Commercial Industries
Government Services
Transportation
Unallocated Costs (2)
Adjusted EBITDA

- **Commercial:** Adj. EBITDA decline driven by lower revenue and a non-recurring client item, partially offset by cost savings program; margin 10.8% down (430) bps Y/Y
- **Government:** Adj. EBITDA driven by higher revenue and cost savings program; margin 36.8% up 1,270 bps Y/Y
- **Transportation:** Adj. EBITDA modestly increased driven by cost savings program, partially offset by revenue decline; margin 20.0% up 310 bps Y/Y
- **Unallocated costs:** increase driven by accrual for employee bonus and one-time COVID related item

(1) Refer to Appendix for complete Non-GAAP reconciliations of adjusted EBITDA/margin.

(2) Chart includes $6 million of Other adjusted EBITDA.

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Q3 2020 Cash Flow and Balance Sheet Balance Sheet ($ in millions) 12/31/2019 9/30/2020 (2) $505 $496 • Q3 Adj. Free Cash Flow(1): $72M Total Cash Total Debt(2) 1,514 1,652 • Q3 Capex(6) as % of revenue: 3.4% Term Loan A(3,4) due 2022 664 651 Term Loan B(3) due 2023 824 818 (7) • Net adjusted leverage ratio of 2.4x Revolving Credit Facility due 2022(5) — 150 10.5% Senior Notes due 2024 34 34 • $496M of cash(2) at end of Q3 Finance Leases 17 18 Other loans — 2 Net adjusted leverage ratio(7) 2.1x 2.4x Cash Balance Debt Maturity(4,8) $799M $719M $72M $496M $437M $(13)M $78M $11M $34M Cash Beginning Adjusted Free Other Financing Cash End of 2020 2021 2022 2023 2024 of Period Cash Flow (1) and Other Period Adjustments For the complete set of footnotes associated with this slide, please refer to the last page (slide 28) of the Appendix. 12

FY 2020 Outlook FY 2020 Initial Guidance $ in Millions (Provided on Q4 2019 Current Earnings Call)3 FY 2020 Outlook Revenue Down (6.0) - (8.0)% Down (6.4) - (7.4)% Adj. EBITDA / Adj. EBITDA Margin(1,2) 10.5 - 11.5% 11.25 - 11.75% Adj. Free Cash Flow(2) as % of Adj. EBITDA 15 - 20% ~20% (1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted EBITDA/Margin. (2) Refer to Appendix for definition and complete non-GAAP reconciliation of Adjusted Free Cash Flow. 13 (3) Initial guidance withdrawn as of 04/14/2020. Initial revenue guidance provided in constant currency.

Q&A 14

Appendix 15

Historical Sales Details

TCV Signings (incl. ARR + NRR)



$2,000M
$1,000M
$—M
$727M
$225M
$485M
$328M
$512M
$234M
$506M
$209M
$515M
$324M
$912M
$623M
$745M
$468M
Q1' 19
Q2' 19
Q3' 19
Q4' 19
Q1' 20
Q2' 20
Q3' 20
New Business
Renewal

Cumulative Pipeline



$30B
$20B
$10B
$—B
$20B
$18B
$22B
$21B
$21B
$22B
$22B
Q1' 19
Q2' 19
Q3' 19
Q4' 19
Q1' 20
Q2' 20
Q3' 20

New Business (ARR + NRR Breakdown)



$200M
$100M
$—M
$32M
$52M
$49M
$84M
$43M
$71M
$42M
$74M
$44M
$57M
$76M
$105M
$58M
$96M
Q1-19
Q2-19
Q3-19
Q4-19
Q1-20
Q2-20
Q3-20
NB ARR Year 1
NB NRR

Implied New Business Avg. Contract Length



7.5yrs
5.0yrs
2.5yrs
—yrs
3.7yrs
3.3yrs
2.7yrs
2.3yrs
4.9yrs
5.2yrs
4.3yrs
Q1' 19
Q2' 19
Q3' 19
Q4' 19
Q1' 20
Q2' 20
Q3' 20

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Modeling Considerations

CONDUENT

Metric	FY 2020 Commentary
Taxes	• FY 2020 Cash income taxes: reduced to ~$12M • Payroll taxes: ~$55M of estimated payroll tax withholding will be deferred to 2021/2022 based on current employment levels
Restructuring	• Expect ~$65M of spend in FY 2020
Cash Interest	• Expect FY 2020 cash interest of $55 - 60M
Capex	• Capex of ~$140M for FY 2020
2021 Considerations	• ~$35M of Y/Y revenue decline due to CA Medicaid contract end (impacting Q1-Q3) • FCF Consideration: 2020 Payroll tax deferral pushed to 2021/2022 ◦ ~$30M payments expected in Q4 2021 and Q4 2022

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Definitions TCV: Total contract value. Signings are defined as estimated future revenues from contracts signed during the period, including renewals of existing contracts. Total Contract Value (TCV) is the estimated total contractual revenue related to signed contracts. Excludes the impact of divested business when applicable. Total New Business Pipeline: Total New Business TCV pipeline of deals in all sell stages. Extends past next 12 month period to include total pipeline. Excludes the impact of divested business as required. New Business Annual Recurring Revenue Year 1: Single year revenue amount of ARR for New Business. Excludes the impact of divested business when applicable. New Business Non-Recurring Revenue: Total non-recurring revenue for New Business. Excludes the impact of divested business when applicable. 18

Non-GAAP Financial Measures Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures. We believe these non- GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate. We make adjustments to Income (Loss) before Income Taxes for the following items as applicable to the particular measure, for the purpose of calculating Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate: • Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period. • Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program. • Goodwill impairment. This represents Goodwill impairment charge related to the unanticipated losses of certain customer contracts, lower potential future volumes and lower than expected new customer contracts for all reporting units. • (Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs. • Litigation costs (recoveries), net. Litigation costs (recoveries), net represents provisions for various matters subject to litigation. • Other charge (credit). This comprises other (income) expenses, net, costs associated with the Company not fully completing the State of New York Health Enterprise Platform project and the Health Enterprise Medical platform projects in California and Montana and other adjustments. • Divestitures. (Revenue) / (Income) loss from divestitures. The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Management believes that adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business. 19

Non-GAAP Financial Measures Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin. We make adjustments to Revenue, Costs and Expenses and Margin for the following items (as defined above), for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin: • Amortization of acquired intangible assets. • Restructuring and related costs. • Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • Other charge (credit). • Divestitures. We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business. We provide adjusted revenues as supplemental information to our presentation of reported GAAP revenue in order to facilitate additional information to our investors concerning period-to-period comparisons reflecting the impact of our divestitures. 20

Non-GAAP Financial Measures Consolidated Adjusted EBITDA and EBITDA Margin We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents Income (loss) before Interest, Income Taxes, Depreciation and Amortization and Contract Inducement Amortization adjusted for the following items (which are defined above). Adjusted EBITDA margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable: • Restructuring and related costs. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • Other charge (credit). • Divestitures. Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and EBITDA Margin in the same manner. 21

Non-GAAP Financial Measures Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, tax payments related to divestitures and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance- based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. As of March 31, 2020 the company is no longer backing out vendor financed leases from Free Cash Flow and has updated all historical numbers to reflect the change. Adjusted Free Cash Flow Adjusted free cash flow is defined as Free Cash Flow from above plus deferred compensation payments, transaction costs, costs related to the Texas litigation, and certain other identified adjustments. We use Adjusted Free Cash Flow, in addition to Free Cash Flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities; by excluding certain deferred compensation costs and our one-time Texas settlement costs, as well as transaction costs and transaction cost tax benefit related to acquisitions and divestitures, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as with Free Cash Flow information, as so adjusted, is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs. Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact can be determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Outlook In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided and outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues. Outlook for Free Cash Flow and Adjusted Free Cash Flow is provided as a factor of expected adjusted EBITDA, see above. For the same reason, we are unable to provide GAAP expected adjusted tax rate, which adjusts for our non-GAAP adjustments. 22

CONDUENT

Non-GAAP Reconciliations

Adjusted Revenue, Revenue at Constant Currency, Adjusted Net Income (Loss), Adjusted Effective Tax, Adjusted Operating Income (Loss) and Adjusted EBITDA

(in millions)	Q3 2020	Q2 2020	Q1 2020	FY 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019
ADJUSTED REVENUE								
Revenue	$ 1,041	$ 1,016	$ 1,051	$ 4,467	$ 1,099	$ 1,098	$ 1,112	$ 1,158
Adjustment:								
Divestitures[(1)]	—	—	—	(36)	—	—	—	(36)
Adjusted Revenue	1,041	1,016	1,051	4,431	1,099	1,098	1,112	1,122
Foreign currency impact	(2)	4	4	24	4	4	7	9
Revenue at Constant Currency	$ 1,039	$ 1,020	$ 1,055	$ 4,455	$ 1,103	$ 1,102	$ 1,119	$ 1,131
ADJUSTED NET INCOME (LOSS)								
Income (Loss) From Continuing Operations	$ (7)	$ (51)	$ (49)	$ (1,934)	$ (581)	$ (16)	$ (1,029)	$ (308)
Adjustments:								
Amortization of acquired intangible assets[(2)]	60	60	60	246	62	61	61	62
Restructuring and related costs	20	29	7	71	21	8	26	16
Goodwill impairment	—	—	—	1,952	601	—	1,067	284
(Gain) loss on divestitures and transaction costs	8	2	4	25	6	3	2	14
Litigation costs (recoveries), net	—	14	6	17	2	2	1	12
Other charges (credits)	(1)	(1)	(5)	(5)	(1)	(8)	5	(1)
Total Non-GAAP Adjustments	87	104	72	2,306	691	66	1,162	387
Income tax adjustments[(3)]	(23)	(26)	(9)	(232)	(69)	(13)	(103)	(47)
Adjusted Net Income (Loss) Before Adjustment for Divestitures	$ 57	$ 27	$ 14	$ 140	$ 41	$ 37	$ 30	$ 32

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CONTINUED (in millions) Q3 2020 Q2 2020 Q1 2020 FY 2019 Q4 2019 Q3 2019 Q2 2019 Q1 2019 ADJUSTED EFFECTIVE TAX Income (Loss) Before Income Taxes $ (13) $ (64) $ (51) $ (2,106) $ (635) $ (14) $ (1,119) $ (338) Adjustment: Total Non-GAAP Adjustments 87 104 72 2,306 691 66 1,162 387 Adjusted PBT (Before Adjustment for Divestitures) 74 40 21 200 56 52 43 49 Divestitures(1) — — — (1) — — — (1) Adjusted PBT $ 74 $ 40 $ 21 $ 199 $ 56 $ 52 $ 43 $ 48 Income tax expense (benefit) $ (6) $ (13) $ (2) $ (172) $ (54) $ 2 $ (90) $ (30) Income tax adjustments(3) 23 26 9 232 69 13 103 47 Adjusted Income Tax Expense (Benefit) 17 13 7 60 15 15 13 17 Adjusted Net Income (Loss) Before Adjustment for Divestitures $ 57 $ 27 $ 14 $ 140 $ 41 $ 37 $ 30 $ 32 ADJUSTED OPERATING INCOME (LOSS) Income (Loss) Before Income Taxes $ (13) $ (64) $ (51) $ (2,106) $ (635) $ (14) $ (1,119) $ (338) Adjustment: Total non-GAAP adjustments 87 104 72 2,306 691 66 1,162 387 Interest expense 14 15 17 78 18 20 20 20 Adjusted Operating Income (Loss) Before Adjustment for Divestitures 88 55 38 278 74 72 63 69 Divestitures(1) — — — (1) — — — (1) Adjusted Operating Income (Loss) $ 88 $ 55 $ 38 $ 277 $ 74 $ 72 $ 63 $ 68 24

CONTINUED

CONDUENT

(in millions)	Q3 2020	Q2 2020	Q1 2020	FY 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019
ADJUSTED EBITDA								
Income (Loss) From Continuing Operations	(7)	$ (51)	$ (49)	$ (1,934)	$ (581)	$ (16)	$ (1,029)	$ (308)
Income tax expense (benefit)	(6)	(13)	(2)	(172)	(54)	2	(90)	(30)
Depreciation and amortization	112	115	117	459	117	115	112	115
Contract inducement amortization	1	—	1	3	1	1	—	1
Interest expense	14	15	17	78	18	20	20	20
EBITDA Before Adjustment for Divestitures	114	66	84	(1,566)	(499)	122	(987)	(202)
Divestitures[1]	—	—	—	(1)	—	—	—	(1)
EBITDA	114	66	84	(1,567)	(499)	122	(987)	(203)
Adjustments:								
Restructuring and related costs	20	29	7	71	21	8	26	16
Goodwill impairment	—	—	—	1,952	601	—	1,067	284
(Gain) loss on divestitures and transaction costs	8	2	4	25	6	3	2	14
Litigation costs (recoveries), net	—	14	6	17	2	2	1	12
Other charges (credits)	(1)	(1)	(5)	(5)	(1)	(8)	5	(1)
Adjusted EBITDA Before Adjustment for Divestitures	$ 141	$ 110	$ 96	$ 494	$ 130	$ 127	$ 114	$ 123
Adjusted EBITDA	$ 141	$ 110	$ 96	$ 493	$ 130	$ 127	$ 114	$ 122

1. *Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.*
2. *Included in Depreciation and amortization on the Consolidated Statements of Income (Loss).*
3. *The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation accrual, charges for amortization of intangible assets, restructuring, goodwill impairment and divestiture related costs.*

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CONDUENT

Non-GAAP Reconciliations

Adjusted Weighted Average Shares Outstanding, Adjusted Diluted EPS, Adjusted Effective Tax, Adjusted Operating Margin, and Adjusted EBITDA Margin

(Amounts are in whole dollars, shares are in thousands and margins are in %)	Q3 2020	Q2 2020	Q1 2020	FY 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019
ADJUSTED DILUTED EPS[1]								
Weighted Average Common Shares Outstanding	209,244	209,129	211,093	209,318	211,190	209,626	208,496	207,944
Adjustments:								
Stock options	—	—	—	—	—	—	7	27
Restricted stock and performance units / shares	4,591	1,413	278	2,157	2,106	1,509	2,814	2,783
Adjusted Weighted Average Common Shares Outstanding	213,835	210,542	211,371	211,475	213,296	211,135	211,317	210,754
Diluted EPS from Continuing Operations	$ (0.04)	$ (0.25)	$ (0.24)	$ (9.29)	$ (2.76)	$ (0.09)	$ (4.94)	$ (1.49)
Adjustments:								
Total non-GAAP adjustments	0.41	0.49	0.33	11.01	3.26	0.31	5.56	1.85
Income tax adjustments[2]	(0.11)	(0.12)	(0.04)	(1.10)	(0.32)	(0.06)	(0.49)	(0.22)
Adjusted Diluted EPS Before Adjustment for Divestitures	$ 0.26	$ 0.12	$ 0.05	$ 0.62	$ 0.18	$ 0.16	$ 0.13	$ 0.14
ADJUSTED EFFECTIVE TAX RATE								
Effective tax rate	46.2 %	20.3 %	3.9 %	8.2 %	8.5 %	(14.3)%	8.0 %	8.9 %
Adjustments:								
Total non-GAAP adjustments	(23.2)	12.2	29.4	21.8	18.3	43.1	22.2	25.8
Adjusted Effective Tax Rate[2]	23.0 %	32.5 %	33.3 %	30.0 %	26.8 %	28.8 %	30.2 %	34.7 %

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CONTINUED

(Margins are in %)	Q3 2020	Q2 2020	Q1 2020	FY 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019
ADJUSTED OPERATING MARGIN								
Income (Loss) Before Income Taxes Margin	(1.2)%	(6.3)%	(4.9)%	(47.1)%	(57.8)%	(1.3)%	(100.6)%	(29.2)%
Adjustments:								
Total non-GAAP adjustments	8.4	10.2	6.9	51.6	62.9	6.1	104.5	33.5
Interest expense	1.3	1.5	1.6	1.7	1.6	1.8	1.8	1.7
Margin for Adjusted Operating Income Before Adjustment for Divestitures	8.5	5.4	3.6	6.2	6.7	6.6	5.7	6.0
Divestitures[3]	—	—	—	0.1	—	—	—	0.1
Margin for Adjusted Operating Income	8.5 %	5.4 %	3.6 %	6.3 %	6.7 %	6.6 %	5.7 %	6.1 %
ADJUSTED EBITDA MARGIN								
EBITDA Margin Before Adjustment for Divestitures	11.0 %	6.5 %	8.0 %	(35.1)%	(45.4)%	11.1 %	(88.8)%	(17.4)%
Divestitures[3]	—	—	—	(0.3)	—	—	—	(0.7)
EBITDA Margin	11.0	6.5	8.0	(35.4)	(45.4)	11.1	(88.8)	(18.1)
Total non-GAAP adjustments	2.5	4.3	1.1	46.2	57.2	0.5	99.1	28.0
Divestitures[3]	—	—	—	0.3	—	—	—	0.7
Adjusted EBITDA Margin Before Adjustment for Divestitures	13.5	10.8	9.1	11.1	11.8	11.6	10.3	10.6
Divestitures[3]	—	—	—	—	—	—	—	0.3
Adjusted EBITDA Margin	13.5 %	10.8 %	9.1 %	11.1 %	11.8 %	11.6 %	10.3 %	10.9 %

1. *Average shares for the 2020 and 2019 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of $2 million per each quarter.*
2. *The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation accrual, charges for amortization of intangible assets, restructuring, goodwill impairment and divestiture related costs.*
3. *Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.*

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Non-GAAP Reconciliation: Free Cash Flow and Adj. Free Cash Flow

CONDUENT

(in millions)	Q3 2020	Q2 2020	Q1 2020	FY 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019
Operating Cash Flow	$ 107	$ 74	$ (192)	$ 132	$ 348	$ 18	$ (185)	$ (49)
Cost of additions to land, buildings and equipment	(18)	(19)	(11)	(148)	(39)	(33)	(23)	(53)
Proceeds from sale of land, buildings and equipment	—	—	—	2	—	—	1	1
Cost of additions to internal use software	(17)	(17)	(13)	(67)	(18)	(12)	(20)	(17)
Tax payment related to divestitures	—	—	—	9	1	(1)	7	2
Free Cash Flow	**72**	**38**	**(216)**	**(72)**	**292**	**(28)**	**(220)**	**(116)**
Transaction costs	—	2	1	14	1	1	9	3
Transaction costs tax benefit	—	—	—	—	3	—	(3)	—
Texas litigation payments	—	—	118	118	—	—	98	20
Adjusted Free Cash Flow	**$ 72**	**$ 40**	**$ (97)**	**$ 60**	**$ 296**	**$ (27)**	**$ (116)**	**$ (93)**

The below footnotes correspond to the Cash Flow and Balance Sheet slide (Slide 12)

(1) Refer to Appendix for complete non-GAAP reconciliations of Adjusted Free Cash Flow.
(2) Total Cash includes $8M of restricted cash and Total debt excludes deferred financing costs.
(3) Revolving credit facility and Term Loan A interest rate: LIBOR + 175 bps; Term Loan B: LIBOR + 250 bps.
(4) Term Loan A includes EUR 230M, converted to USD conversion rates on September 30, 2020.
(5) $592M of available capacity under Revolving Credit Facility as of September 30, 2020.
(6) Capex refers to Land, Buildings & Equipment plus additions to Internal Use Software.
(7) Net debt (total debt less adjusted cash) divided by TTM Adjusted EBITDA (not adjusted for divestitures). Adjusted ratio uses total Debt which excludes deferred financing costs.
(8) Debt maturity amounts exclude $18M of capital leases and $(21)M of debt issuance costs and unamortized discounts.

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